Exhibit (j)

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

Transparent Value Trust:

We consent to the use of our report dated February 20, 2015, with respect to the financial statements of Transparent Value Directional Allocation VI Portfolio as of December 31, 2014, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois

April 27, 2015